SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): July 11, 2002

CSK AUTO CORPORATION

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-13927	86-0765797

(State Or Other Jurisdiction Of	(Commission File Number)	(IRS Employer Identification No.)

Incorporation)

645 East Missouri Avenue

Phoenix, Arizona	85012

(Address Of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 265-9200

ITEM 5. OTHER EVENTS.

         On July 11, 2002, CSK Auto, Inc. (“CSK”), a wholly owned subsidiary of CSK Auto Corporation (NYSE: CAO), issued a press release in the form attached hereto as Exhibit 99.1. The press release stated that CSK had extended until 5:00 p.m., New York City time, on July 16, 2002, its offer to exchange up to $280,000,000 of its 12% Senior Notes due 2006, Series A, for an equal amount of its outstanding 12% Senior Notes due 2006, Series B. The exchange offer had previously been scheduled to expire at 5:00 p.m., New York City time, on July 11, 2002.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

c.	Exhibits

99.1	July 11, 2002 Press Release

Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation

	By:	/s/ Don. W. Watson

Date: July 16, 2002		Don W. Watson Senior Vice President, Chief Financial Officer and Treasurer

Index to Exhibits

99.1	July 11, 2002 Press Release